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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                            MITCHAM INDUSTRIES, INC.

                                    ARTICLE I

         Mitcham Industries, Inc. (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Amended and Restated Articles of Incorporation that accurately copy the Articles of Incorporation and all amendments thereto that are in effect before the date hereof and as further amended by these Amended and Restated Articles of Incorporation as hereinafter set forth and that contain no other change to any provision thereof.

                                   ARTICLE II

         The Articles of Incorporation of the Corporation are amended by these Amended and Restated Articles of Incorporation as follows:

         Article Three of the Articles of Incorporation is hereby deleted and replaced to read in its entirety as follows:

                                 "ARTICLE THREE

                  The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act."

         Article Four of the Articles of Incorporation is hereby deleted and replaced to read in its entirety as follows:

                                  "ARTICLE FOUR

                  A. The aggregate number of shares that the Corporation shall have the authority to issue is twenty million (20,000,000) shares of common stock, par value one cent ($0.01) per share, and one million (1,000,000) shares of preferred stock, par value one dollar ($1.00) per share (the "Preferred Stock").

                  B. The board of directors of the Corporation (the "Board of Directors") is authorized, subject to limitations prescribed by Texas law and the provisions of this Article IV, to divide the Preferred Stock into classes and series and fix and determine the relative rights and preferences of the shares of any classes and series so established.

                  C. The authority of the Board of Directors with respect to each series shall include the determination of the following:

                           (a) The rate of dividend payable with respect to
                  shares of such series and the dates, terms, and other conditions on which such dividends shall be payable.



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                           (b) The nature of the dividend payable with respect
                  to shares of such series as cumulative, noncumulative or partially cumulative.

                           (c) The price at and the terms and conditions on
                  which shares may be redeemed.

                           (d) The amount payable upon shares in the event of
                  involuntary liquidation.

                           (e) The amount payable upon shares in the event of
                  voluntary liquidation.

                           (f) Sinking fund provisions for the redemption or
                  purchase of shares.

                           (g) The terms and conditions on which shares may be
                  converted, if the shares of any series are issued with the privilege of conversion.

                           (h) Voting rights.

                           (i) Repurchase obligations of the Corporation with
                  respect to the shares of each series, subject, however, to the limitations of Article 2.38 of the Texas Business Corporation Act, as amended.

                  Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside these Articles of Incorporation or of any amendment hereto, or outside the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by these provisions, provided that such facts and the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of stock are clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors.

                  D. No holder of any shares of any class of stock of the Corporation, whether now or hereafter authorized, shall have the right, preemptive or otherwise, to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying any rights to subscribe to or acquire any such additional, unissued or treasury shares."


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         Article Six of the Articles of Incorporation is hereby deleted and replaced to read in its entirety as follows:

                                  "ARTICLE SIX

                  The street address of the Corporation's registered office is 811 Dallas Avenue, Houston, Texas 77002 (c/o CT Corporation System), and the name of its registered agent at such address is CT Corporation System."

         Article Seven is hereby deleted and replaced to read in its entirety as follows:

                                 "ARTICLE SEVEN

                  The number of directors of the Corporation shall be two; provided, however, that such number may be increased or decreased upon resolution of the Board of Directors in compliance with these Articles and the Corporation's Bylaws, and the names of the persons who are to serve as directors of the Corporation until their successors are elected and qualified are:

                           Billy F. Mitcham, Jr.
                           Paul C. Mitcham

                  The address of all of the directors named above is P.O. Box 1175, Huntsville, TX 77342."

         Article Eight of the Articles of Incorporation is hereby deleted and replaced to read in its entirety as follows:

                                 "ARTICLE EIGHT

                  Cumulative voting in the election of directors is expressly prohibited."

         Article Nine of the Articles of Incorporation is hereby deleted and replaced to read in its entirety as follows:

                                  "ARTICLE NINE

                  A director of the Corporation shall not be personally liable, or shall be liable only to the extent provided in the Articles of Incorporation to the Corporation or its shareholders or members for monetary damages for an act or omission in the director's capacity as a director, except that this Article does not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

                           (1) a breach of the director's duty of loyalty to the
                  Corporation or its shareholders or members;


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                           (2) an act or omission not in good faith that
                  constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                           (3) a transaction from which the director received an
                  improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                           (4) an act or omission for which the liability of a
                  director is expressly provided by an applicable statute."

         Article Ten of the Articles of Incorporation is hereby deleted and replaced to read in its entirety as follows:

                                  "ARTICLE TEN

                  No contract or other transaction between the Corporation and one or more of its directors, officers or shareholders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or shareholders are members, officers, shareholders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such a director, officer or shareholder is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or other transaction, or solely because his or their votes are counted for such purpose, if (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by vote of the shareholders, or
         (c) the contract or other transaction is fair as to the Corporation as of the time it is entered into."

         Article Eleven is hereby added to the Articles of Incorporation to read in its entirety as follows:

                                 "ARTICLE ELEVEN

                  Section 11.1 Indemnification. As permitted by Section G of
         Article 2.02-1 of the Texas Business Corporation Act (the "Indemnification Article"), the Corporation (a) makes mandatory the indemnification of directors permitted under Section B of the Indemnification Article as contemplated by Section G thereof, and (b) agrees to advance the reasonable expenses of a director upon such director's compliance with the requirements of Sections K and L of the Indemnification Article.


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                  Section 11.2 Non-Exclusivity. The provisions of Section 11.1 shall not be deemed exclusive of any other rights to which any director of the Corporation may be entitled under any agreement, pursuant to a vote of the Board of Directors, any committee thereof or the shareholders, as a matter of law or otherwise, either as to action in his official capacity or as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such person.

                  Section 11.3 Limitation. No person shall be entitled to indemnification pursuant to this Article Eleven in relation to any matter as to which indemnification shall not be permitted by law.

                  Section 11.4 Defined Terms. Terms used herein that are defined in the indemnification Article shall have the respective meanings set forth in the Indemnification Article."

                                   ARTICLE III

         Each such amendment made by these Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Amended and Restated Articles of Incorporation and each such amendment made by the Amended and Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on May 2, 1994.

                                   ARTICLE IV

         The number of shares of the Corporation outstanding was 10,000 (prior to the stock split referred to in Article V of these Amended and Restated Articles of Incorporation) and the number of shares entitled to vote on these Amended and Restated Articles of Incorporation as so amended was 10,000 (before the stock split referred to in Article V of these Amended and Restated Articles of Incorporation), the holders of all of which have signed a written consent to the adoption of these Amended and Restated Articles of Incorporation.

                                    ARTICLE V

         The amendment to Article Four reflects a 138-for-one stock split, pursuant to which there will be an exchange of issued shares, with each shareholder receiving 138 shares of common stock, par value $0.01 per share, issued pursuant to these Amended and Restated Articles of Incorporation for each one share, par value $0.10 per share, of common stock held by such shareholder before the riling of these Amended and Restated Articles of Incorporation.

                                   ARTICLE VI

         The amendment to Article Four effects a change in the amount of stated capital of the Corporation as a result of the reduction in the par value of the common stock and the increase in the number of outstanding shares of common stock caused by the stock split described in Article

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V of these Amended and Restated Articles of Incorporation. The amendment of
Article Four effects a change in the amount of stated capital of the Corporation from $1,000 to $13,800.

                                   ARTICLE VII

         The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the Amended and Restated Articles of Incorporation attached hereto as Exhibit "A", which accurately copy the entire text thereof and as amended above.

         EXECUTED on May 2, 1994.



                                       MITCHAM INDUSTRIES, INC.


                                       By: /s/ BILLY F. MITCHAM, JR.
                                          --------------------------------------
                                           Billy F. Mitcham, Jr.
                                           President


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                                   EXHIBIT "A"

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            MITCHAM INDUSTRIES, INC.


                                   ARTICLE ONE

         The name of the corporation is MITCHAM INDUSTRIES, INC.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         A. The aggregate number of shares that the Corporation shall have the authority to issue is twenty million (20,000,000) shares of common stock, par value one cent ($0.01) per share, and one million (1,000,000) shares of preferred stock, par value one dollar ($1.00) per share (the "Preferred Stock").

         B. The board of directors of the Corporation (the "Board of Directors") is authorized, subject to limitations prescribed by Texas law and the provisions of this Article IV, to divide the Preferred Stock into classes and series and fix and determine the relative rights and preferences of the shares of any classes and series so established.

         C. The authority of the Board of Directors with respect to each series shall include the determination of the following:

                  (a) The rate of dividend payable with respect to shares of such series and the dates, terms, and other conditions on which such dividends shall be payable.

                  (b) The nature of the dividend payable with respect to shares of such series as cumulative, noncumulative or partially cumulative.

                  (c) The price at and the terms and conditions on which shares may be redeemed.

                  (d) The amount payable upon shares in the event of involuntary liquidation.

                  (e) The amount payable upon shares in the event of voluntary liquidation.


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                  (f) Sinking fund provisions for the redemption or purchase of shares.

                  (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

                  (h) Voting rights.

                  (i) Repurchase obligations of the Corporation with respect to the shares of each series, subject, however, to the limitations of
         Article 2.38 of the Texas Business Corporation Act, as amended.

         Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside these Articles of Incorporation or of any amendment hereto, or outside the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by these provisions, provided that such facts and the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of stock are clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors.

         D. No holder of any shares of any class of stock of the Corporation, whether now or hereafter authorized, shall have the right, preemptive or otherwise, to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying any rights to subscribe to or acquire any such additional, unissued or treasury shares.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00 consisting of money, labor done or property actually received.

                                   ARTICLE SIX

         The street address of the Corporation's registered office is 811 Dallas Avenue, Houston, Texas 77002 (c/o CT Corporation System), and the name of its registered agent at such address is CT Corporation System.

                                  ARTICLE SEVEN

         The number of directors of the Corporation shall be two; provided, however, that such number may be increased or decreased upon resolution of the Board of Directors in compliance with these Articles and the Corporation's Bylaws, and the names of the persons who are to serve as directors of the Corporation until their successors are elected and qualified are:

                           Billy F. Mitcham, Jr.
                           Paul C. Mitcham

The address of all of the directors named above is P.O. Box 1175 Huntsville, TX 77342.


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                                  ARTICLE EIGHT

         Cumulative voting in the election of directors is expressly prohibited.

                                  ARTICLE NINE

         A director of the Corporation shall not be personally liable, or shall be liable only to the extent provided herein, to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article does not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

         (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

         (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

         (3) a transaction from which the director received an improper benefit, whether or benefit resulted from an action taken within the scope of the director's office; or

         (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                   ARTICLE TEN

         No contract or other transaction between the Corporation and one or more of its directors, officers or shareholders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or shareholders are members, officers, shareholders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because such relationship, or solely because such a director, officer or shareholder is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or other transaction, or solely because his or their votes are counted for such purposes, if (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even thought the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or to the transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by vote of the shareholders, or (c) the contract or other transaction is fair as to the Corporation as of the time it is entered into.

                                 ARTICLE ELEVEN

                  Section 11.1 Indemnification. As permitted by Section G of
         Article 2.02-1 of the Texas Business Corporation Act (the "Indemnification Article"), the corporation (a) makes mandatory the indemnification of directors permitted under Section B of the indemnification Article as contemplated by Section G thereof, and (b) agrees to advance the reasonable expenses of a director upon such


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

         director's compliance with the requirements of Sections K and L of the Indemnification Article.

                  Section 11.2 Non-Exclusivity. The provisions of Section 11.1 shall not be deemed exclusive of any other rights to which any director of the Corporation may be entitled under any agreement, pursuant to a vote of the Board of Directors, any committee thereof or the shareholders, as a matter of law or otherwise, either as to action in his official capacity or as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such person.

                  Section 11.3 Limitation. No person shall be entitled to indemnification pursuant to this Article Eleven in relation to any matter as to which indemnification shall not be permitted by law.

                  Section 11.4 Defined Terms. Terms used herein that are defined in the Indemnification Article shall have the respective meanings set forth in the Indemnification Article.



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